Exhibit 99.1

NEWS RELEASE – For Immediate Release

Corporate Contact	Investor Relations

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Phone: 212-564-4700
Fax: 727-579-8067	Fax: 212-244-3075
ir@mts-mt.com	plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES ANNOUNCES NEW BANKING RELATIONSHIP

ST. PETERSBURG, FLORIDA – December 13, 2007 – MTS Medication Technologies (AMEX:MPP) (www.mts-mt.com) today announced that it has entered into a new commercial banking relationship with Wachovia Bank, National Association. The Company will have access to a $14,000,000 reducing revolving line of credit facility for three years. The initial advance of the line of credit of approximately $9.5 million will be used to repay all of the outstanding amounts due to the Company’s current lender, LaSalle Business Credit, LLC.

Todd E. Siegel, President and Chief Executive Officer, said, “We are very pleased to begin a new relationship with Wachovia Bank. We believe the breadth of service that a financial institution of this size and stature provides will be very beneficial to our Company and our employees.”

About the Company
Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “believes”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or expected sales are forward-looking statements, as is any statement regarding the potential growth of our core business and incremental revenue from our OnDemand and MedLocker products.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.  Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, labor disputes, customer rejection of any installed OnDemand machine, market acceptance of MedLocker, developments relating to customer initiatives, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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